NexTier Announces Sale of Well Support Services Segment

HOUSTON, Texas (March 9, 2020) – NexTier Oilfield Solutions Inc. (NYSE: NEX) (“NexTier” or the “Company”) today announced the sale of its Well Support Services (“WSS”) segment to Basic Energy Services, Inc. (“Basic”) for total consideration of $93.7 million. The sale includes the Company’s rig services, special services and fluids management businesses. The transaction was simultaneously signed and closed on March 9, 2020.

“We are excited to announce the sale of our Well Support Services segment to Basic Energy Services, a leader in well support and production services,” said Robert Drummond, President and Chief Executive Officer of NexTier. “With the strategic divestiture of this non-core business, we further streamline NexTier’s operations and resources, driving even greater focus on our core competencies, and supporting our mission of accelerating customer production while lowering their cost per BOE. This transaction further solidifies NexTier as one of the largest U.S. land focused completions companies, and positions us to further differentiate on service quality, safety and innovation. By completing this transaction, we extend our team’s track-record of acting decisively, executing on our commitments, and generating long-term value.”

Total consideration of $93.7 million is comprised of $59.35 million of cash received at closing and $34.35 million of par value senior secured notes (“Notes”) previously issued by Basic. Under the terms of the agreement, the Notes are accompanied by a make-whole guarantee at par value, which guarantees the payment of $34.35 million to NexTier after the Notes are held to the one year anniversary of March 9, 2021. The cash equivalent make-whole is issued under a fund guarantee by Ascribe Capital, LLC, a private investment firm with approximately $3 billion in assets under management. Under terms of the agreement, NexTier is permitted to sell the Notes at any time prior to the one year anniversary without the make-whole guarantee protection. In the event of a Basic restructuring or a credit rating downgrade in conjunction with a change in control prior to the one year anniversary, the make-whole guarantee accelerates the Notes to par value of $34.35 million. NexTier is entitled to semi-annual interest payments on the Notes based on the 10.75% annual coupon throughout the holding period.

NexTier expects the transaction to result in incremental annual savings of an estimated $6 million in selling, general and administrative expenses, and the elimination of approximately $20 million of annual capital expenditures. NexTier headcount will be reduced by approximately 1,800 employees with Basic’s acquisition and absorption of WSS operations. Pro forma for the sale, NexTier will operate two business segments, which include the Completions Services segment, comprised of hydraulic fracturing, wireline and pumpdown services, and the Well Construction and Intervention Services segment, comprised of coiled tubing and cementing services.

“We remain committed to directing capital to the highest return opportunities,” said Kenneth Pucheu, Senior Vice President and Chief Financial Officer of NexTier. “The strategic sale of our Well Support Services segment strengthens our liquidity position and further enables us to invest in value generating opportunities, including capital return and additional investment in innovation where we see attractive returns and value. The transaction effectively brings forward approximately five years of estimated free cash flow from the Well Support Services business, and at a very opportunistic time. Proceeds received from the divestiture increase our financial flexibility, and now that the deal is completed and the purchase window is open, we plan to evaluate market conditions to potentially buy back NexTier common stock under our previously announced capital return program.”

“We are excited for our former Well Support Services employees, as this transaction will provide greater opportunities for their career growth and development,” continued Mr. Drummond. “We look forward to them extending their history of providing strong service quality and safety and to continue building upon their success and reputation within an organization fully-dedicated to well servicing. Further, we will work closely with Basic to ensure a smooth transition. We are excited that Jack Renshaw, former Senior Vice President of Well Support Services at NexTier, will join Basic’s executive management team and continue to deliver the same level of safety performance and service quality that our customers expect.”

An updated investor presentation is available in the Investor Relations section of NexTier’s corporate website.

Fourth Quarter 2019 Conference Call

As previously announced, NexTier will issue its fourth quarter 2019 financial and operating results on Tuesday, March 10, 2020, after the market close. In conjunction with this release, the NexTier executive management team will host a conference call on March 11, 2020 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). Interested parties may listen to the conference call via a live webcast accessible on our website at www.nextierofs.com or by calling U.S. (Toll Free): 1-855-560-2574 or International: 1-412-542-4160 and asking for the “NexTier Oilfield Solutions’ Earnings Call.” An archive of the webcast will be available shortly after the call on our website at www.nextierofs.com for twelve months following the call. A replay of the call will also be available for one week by calling U.S. (Toll Free): 1-877-344-7529 or International: 1-412-317-0088, using the access code: 10138991.

Advisors

Evercore Group LLC served as NexTier’s financial advisor, and King & Spaulding acted as the Company’s legal advisor.

About NexTier Oilfield Solutions

Headquartered in Houston, Texas, NexTier is an industry-leading U.S. land oilfield service company, with a diverse set of well completion and production services across the most active and demanding basins. Our integrated solutions approach delivers efficiency today, and our ongoing commitment to innovation helps our customers better address what is coming next. NexTier is differentiated through four points of distinction, including safety performance, efficiency, partnership and innovation. At NexTier, we believe in living our core values from the basin to the boardroom, and helping customers win by safely unlocking affordable, reliable and plentiful sources of energy.

About Basic Energy Services, Inc.

Basic Energy Services provides wellsite services essential to maintaining production from the oil and gas wells within its operating areas. The Company’s operations are managed regionally and are concentrated in major United States onshore oil-producing regions located in Texas, New Mexico, Oklahoma, Arkansas, Kansas, Louisiana, Wyoming, North Dakota, California and Colorado. Our operations are focused in liquids-rich basins that have historically exhibited strong drilling and production economics in recent years with a significant presence in the Permian Basin, Powder River Basin, and the Bakken, Eagle Ford, and Denver-Julesburg shales. We provide our services to a diverse group of over 2,000 oil and gas companies. Additional information is available on the Company’s website at www.basices.com.

About Ascribe Capital, LLC

Ascribe Capital is a private investment firm managing approximately $3 billion of long-term capital focused on investing in the debt and equity securities of middle-market companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The words “believe,” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Statements in this press release regarding the Company that are forward-looking, including projections as to the anticipated benefits of the transaction, the impact of the proposed transaction on the Company’s business and future financial and operating results, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the Company’s control. These factors and risks include, but are not limited to, (i) the competitive nature of the industry in which the Company conducts its business, including pricing pressures; (ii) the ability to meet rapid demand shifts; (iii) the impact of pipeline capacity constraints and adverse weather conditions in oil or gas producing regions; (iv) the ability to obtain or renew customer contracts and changes in customer requirements in the markets the Company serves; (v) the ability to identify, effect and integrate acquisitions, joint ventures or other transactions; (vi) the ability to protect and enforce intellectual property rights; (vii) the effect of environmental and other governmental regulations on the Company’s operations; (viii) the effect of a loss of, or interruption in operations of, one or more key suppliers, including resulting from product defects, recalls or suspensions; (ix) the variability of crude oil and natural gas commodity prices; (x) the market price and availability of materials or equipment; (xi) the ability to obtain permits, approvals and authorizations from governmental and third parties; (xii) the Company’s ability to employ a sufficient number of skilled and qualified workers to combat the operating hazards inherent in the Company’s industry; (xiii) fluctuations in the market price of the Company’s stock; (xiv) the level of, and obligations associated with, the Company’s indebtedness; and (xv) other risk factors and additional information. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections. For a more detailed discussion of such risks and other factors, see the Company’s and C&J’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2018, filed on February 27, 2019 and August 19, 2019, respectively, and in other periodic filings, available on the SEC website or www.NexTierOFS.com. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

Investor Contact:

Daniel Jenkins
Vice President – Investor Relations
(713) 325-6000
investors@nextierofs.com

Marc Silverberg
Managing Director (ICR)
marc.silverberg@icrinc.com

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